UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 10, 2016

UVIC, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-203997	30-0796392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 Atlantic Ave. , Suite 201 Toronto, Ontario M6K1Y2
(Address of Principal Executive Offices) (Zip Code)

(416) 452-5254
 (Registrant's telephone number, including area code)
N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On November 10, 2016, our board of directors dismissed AJSH & Co LLP ("AJSH"), as the independent registered public accounting firm of UVIC, Inc. (the "Company").
AJSH's report on the financial statements for the fiscal year ended December 31, 2015 and 2014, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, other than an explanatory paragraph as to a going concern.
During the fiscal the fiscal year ended December 31, 2015 and 2014, and in the subsequent interim period through November 10, 2016, the date of termination of AJSH, (a) there were no disagreements with Anton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AJSH, would have caused them to make reference to the subject matter of the disagreements in its reports on the financial statements for such year and (b) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
We have provided a copy of the above disclosures to AJSH on November 10, 2016 and requested AJSH to provide it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not AJSH agrees with the above disclosures.  As of the date of this filing, AJSH has not provided a responsive letter.
 (b) New Independent Registered Public Accounting Firm
On November 10, 2016, our board of directors approved the engagement of MNP, LLP ("MNP"), as the Company's new independent registered public accounting firm.
During the fiscal years ended December 31, 2014 and 2015, and the subsequent interim period prior to the engagement of MNP, the Company has not consulted MNP regarding (i) the application of accounting principles to any specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(o)(1)(iv)) or a reportable event (as defined in Item 304(a)(1)(v)).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UVIC, INC.

November 18, 2016	By: /s/ Brian Morales
Brian Morales Chief Financial Officer